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                                                                EXHIBIT 23.14


November 13, 1998

Board of Directors
Western Bancorp
4100 Newport Place, Suite 900
Newport Beach, California  92660

Ladies and Gentlemen:

     Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person who will become a director of Western Bancorp, a California corporation (the "Company"), in the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the United States Securities and Exchange Commission, and to the filing of this consent as an exhibit to such Registration Statement.

                                   Sincerely,


                                   /s/ Allen C. Barbieri
                                   -----------------------------
                                   Allen C. Barbieri